Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sanmina-SCI Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-108942, 333-104692, 333-100236, 333-87946, 333-84704, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259, 333-112605, 333-23565, 33-66554, 33-90244, 333-112605, and 333-61042) on Forms S-3 and S-8 of Sanmina-SCI Corporation of our report dated December 28, 2005, with respect to the consolidated balance sheets of Sanmina-SCI Corporation and subsidiaries as of October 1, 2005 and October 2, 2004 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended October 1, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of October 1, 2005, and the effectiveness of internal control over financial reporting as of October 1, 2005, which reports appear in this October 1, 2005, annual report on Form 10-K of Sanmina-SCI Corporation.

/s/ KPMG LLP

Mountain View, California
December 28, 2005